UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2008

TheStreet.com, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	0-25779	06-1515824
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Wall Street 15th Floor New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 321-5000

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Employment Agreement with James J. Cramer

On July 30, 2008, TheStreet.com, Inc. (the “Company) and its co-founder, director and columnist, James J. Cramer, entered into an amendment to the Employment Agreement, effective January 1, 2008 (the “Amendment”). Pursuant to the Amendment Mr. Cramer may elect to terminate his employment as of January 15, 2010 upon not less than sixty (60) days and not more than ninety (90) days prior written notice to the Company of such termination. Previously, pursuant to the Employment Agreement, Mr. Cramer was entitled to terminate his employment as of January 15, 2009 upon not less than sixty (60) days and not more than ninety (90) days prior written notice to the Company of such termination.

Except as expressly modified, amended or supplemented by the Amendment, all other terms and provisions of the Employment Agreement remain and continue unmodified in full force and effect.

A copy of the Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TheStreet.com, Inc. (Registrant)

Date: July 30, 2008	By:	/s/ Thomas J. Clarke, Jr.
Chief Executive Officer